UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2026

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Service Properties Trust.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2026, we entered into an underwriting agreement, or the Underwriting Agreement, with Yorkville Securities, LLC, as representative of the underwriters named therein, with respect to an underwritten public offering of 416,666,667 of our common shares of beneficial interest, $.01 par value per share, or common shares, at a public offering price of $1.20 per share. We expect to issue and deliver these common shares on or about April 2, 2026, for aggregate gross proceeds of $500,000,000. We also granted the underwriters an option to purchase up to an additional 62,500,000 common shares from us, at the public offering price, less the underwriting discount, within 30 days from the date of the Underwriting Agreement. We expect to use the net proceeds from the offering (after deducting the underwriting discount and estimated offering expenses payable by us), together with cash on hand, to redeem (1) the $100 million principal amount of our outstanding 4.95% Senior Notes due 2027 and (2) $370 million of the $450 million aggregate principal amount of our outstanding 5.50% Senior Notes due 2027 assuming the underwriters do not exercise their option to purchase additional common shares. If the underwriters exercise their option to purchase additional common shares in full, we expect to use the additional net proceeds, together with cash on hand, to redeem additional principal amount of the 5.50% Senior Notes due 2027 to the extent of the additional net proceeds received.

Helix Partners, or Helix, The RMR Group LLC, or RMR, our manager, YA II PN, Ltd., an affiliate of Yorkville Securities, LLC, and another institutional investor have agreed to purchase from the underwriters 55,700,000, 41,666,666, 20,833,333 and 54,166,666, respectively, common shares at a price equal to the public offering price. In addition, Christopher J. Bilotto, one of our Managing Trustees and our President and Chief Executive Officer, and Brian E. Donley, our Chief Financial Officer and Treasurer, as well as certain of our Trustees, have also agreed to purchase from the underwriters an aggregate of 248,333 common shares at the public offering price. Our declaration of trust and bylaws prohibit any shareholder, other than RMR and its affiliates (as defined under Maryland law) and certain persons who have been exempted by our Board of Trustees, or Board, including RMR, from owning, directly and by attribution, more than 9.8% of the number or value of shares (whichever is more restrictive) of any class or series of our outstanding shares of beneficial interest, including our common shares. These restrictions in our declaration of trust and bylaws are intended to, among other purposes, assist with our real estate investment trust, or REIT, compliance under the Internal Revenue Code of 1986, as amended. Further, our bylaws contain provisions that generally prohibit shareholders from owning 5% or more of our outstanding shares, including our common shares. This ownership limitation in our bylaws is intended to help us preserve our ability to use our net operating losses and other tax benefits to reduce our future taxable income. Notwithstanding the foregoing, our Board has agreed to exempt Helix, RMR and an institutional investor from our 5% ownership limitation contained in our bylaws, but subject to each such party other than RMR not exceeding our 9.8% ownership limit.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of ours and the underwriters named therein, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The Underwriting Agreement also requires each of our officers and directors and RMR to enter into a “lock-up” agreement that generally prohibits, without Yorkville Securities, LLC’s prior written consent and subject to certain exceptions, the sale, transfer, or other disposition of common shares for a period of 90 days after March 31, 2026, the date of the Underwriting Agreement. Furthermore, the Company agreed under the Underwriting Agreement not to, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares for a period of 90 days after March 31, 2026.

These common shares will be issued pursuant to a prospectus supplement dated March 31, 2026, which will be filed with the Securities and Exchange Commission, or the SEC, in connection with a takedown from our shelf registration statement on Form S-3 (File No. No. 333-281645), which became effective on August 19, 2024, the base prospectus dated August 19, 2024 contained in such registration statement and the free writing prospectus, dated and filed with the SEC on March 30, 2026. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary of such agreement is subject to, and qualified in its entirety by reference to, such exhibit.

Information Regarding Certain Relationships and Related Person Transactions

We have relationships and historical and continuing transactions with RMR, The RMR Group Inc., or RMR Inc., and others related to them. The RMR Group Inc., or RMR Inc., is a holding company and substantially all of its business is conducted by its majority owned subsidiary, RMR. One of our Managing Trustees and Chair of our Board of Trustees, Adam D. Portnoy, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., chair of the board of directors, a managing director and the president and chief executive officer of RMR Inc., and an officer and employee of RMR. Christopher J. Bilotto, our other Managing Trustee and our President and Chief Executive Officer, also serves as an executive vice president of RMR Inc. and an officer and employee of RMR.  Brian E. Donley, our Chief Financial Officer and Treasurer, is also an officer and employee of RMR. In addition, each of Messrs. Bilotto and Donley also serve as a managing trustee and/or officer of certain other REITs managed by RMR. Some of our Independent Trustees also serve as independent trustees of other public companies to which RMR or its subsidiaries provide management services. Due to the nature of the relationship between us and RMR, the offering and the transactions contemplated by the Underwriting Agreement, including participation of RMR, Messrs. Bilotto and Donley and certain of our Trustees therein, were separately considered and approved by our Independent Trustees and our Board.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2025, or our Annual Report, our definitive Proxy Statement for our 2026 Annual Meeting of Shareholders, or our Proxy Statement, and our other filings with the SEC, including Notes 8 and 9 to the Consolidated Financial Statements included in our Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward-Looking Statements” of our Annual Report, the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers in our Proxy Statement. In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these transactions and relationships. Our filings with the SEC, including our Annual Report, our Proxy Statement and our Quarterly Report, are available at the SEC’s website at www.sec.gov. Copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2026, we filed Articles of Amendment to our Amended and Restated Declaration of Trust, as amended, with the Maryland Department of Assessments and Taxation to increase the number of our authorized common shares from 200 million to 900 million, effective as of such date.

A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary of such amendment is subject, and qualified in its entirety by reference, to such exhibit.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

•	We expect to issue and deliver these common shares on or about April 2, 2026. However, the issuance and delivery of the shares is subject to various conditions and contingencies as are customary in underwriting agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, the offering may not be completed;

•	Our current intent is to use the net proceeds from the offering to redeem, together with cash on hand, all or a portion of (1) the $100 million aggregate principal amount of our outstanding 4.95% Senior Notes due 2027 and (2) $370 million aggregate principal amount of our outstanding 5.50% Senior Notes due 2027 assuming the underwriters do not exercise their option to purchase additional common shares. If the underwriters exercise their option to purchase additional common shares in full, we expect to use the net proceeds, together with cash on hand, to redeem additional principal amount of the 5.50% Senior Notes due 2027 to the extent of the additional net proceeds received. However, the receipt and use of the net proceeds is dependent on the completion of the offering and may not occur; and

•	The underwriters have been granted an option to purchase up to an additional 62,500,000 common shares. An implication of this statement may be that this option may be exercised in whole or in part. In fact, we do not know whether this option, or any part of it, will be exercised, and the underwriters may not do so.

The information contained in our filings with the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and the prospectus supplement dated March 31, 2026, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of March 31, 2026, between the Company and Yorkville Securities, LLC, as the representative of the several underwriters named therein.
3.1	Articles of Amendment dated March 30, 2026.
5.1	Opinion of Duane Morris LLP.
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.
23.1	Consent of Duane Morris LLP (contained in Exhibit 5.1).
23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: April 2, 2026